Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement Number 333-88994 on Form S-8 dated May 24, 2002;
(2)Registration Statement Number 333-127130 on Form S-8 dated August 3, 2005;
(3)Registration Statement Number 333-133428 on Form S-8 dated April 20, 2006;
(4)Registration Statement Number 333-133429 on Form S-8 dated April 20, 2006;
(5)Registration Statement Number 333-145149 on Form S-8 dated August 6, 2007;
(6)Registration Statement Number 333-173915 on Form S-8 dated May 4, 2011;
(7)Registration Statement Number 333-173916 on Form S-8 dated May 4, 2011;
(8)Registration Statement Number 333-173917 on Form S-8 dated May 4, 2011;
(9)Registration Statement Number 333-195761 on Form S-8 dated May 7, 2014;
(10)Registration Statement Number 333-195762 on Form S-8 dated May 7, 2014;
(11)Registration Statement Number 333-217633 on Form S-8 dated May 3, 2017; and
(12)Registration Statement Number 333-217618 on Form S-8 dated May 3, 2017;
of our reports dated February 15, 2024, with respect to the consolidated financial statements and financial statement schedule of Materion Corporation and subsidiaries and the effectiveness of internal control over financial reporting of Materion Corporation and subsidiaries, included in this Annual Report (Form 10-K) of Materion Corporation and subsidiaries for the year ended December 31, 2023.

/s/ Ernst & Young LLP
Cleveland, Ohio
February 15, 2024